As Filed with the Securities and
                      Exchange Commission on July 13, 2001
                                 No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                         VERTICAL COMPUTER SYSTEMS, INC.

             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                          65-0393635
          (State of Incorporation)     (I.R.S. Employer Identification No.)

                             6336 Wilshire Boulevard
                          Los Angeles, California 90048
                    (Address of Principal Executive Offices)
             Vertical Computer Systems, Inc. 1999 Stock Option Plan.
                     Forty two (42) Stock Option Agreements
                         Eleven (11) Warrant Agreements
                          Seven (7) Services Contracts
                            (Full Title of the Plans)

                                    Copy to:

Richard Wade                             Gary L. Blum, Esq.
6336 Wilshire Boulevard                  Law Offices of Gary L. Blum
Los Angeles, CA 90048                    3278 Wilshire Blvd., Suite 603
Telephone (323) 658-4211                 Los Angeles, CA  90010
Facsimile (323) 658-4210                 Telephone (213) 381-7450
(Name, Address and Telephone             Facsimile (213) 384-1035
Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                                    Proposed
                                                                    Maximum     Proposed
                          Title of                                  Offering    Maximum        Amount
                          Securities to      Amount to be           Price Per   Aggregate      of Registration
Title of Plan             be Registered      Registered             Share       Offering       Fee
-------------             -------------      ----------             -----       --------       ---
1999 Stock                Common Shares     12,300,000 [1][2][3]    $0.037   $   455,100.00   $113.78
Option Plan

Stock Option Agreements   Common Shares     30,000,000 [4]          $0.025   $   750,000.00   $187.50
Nine (9)

Stock Option Agreements   Common Shares      2,000,000 [4]          $0.001   $     2,000.00   $   .50
One (1)

Stock Option Agreement    Common Shares         25,000 [4]          $0.048   $     1,200.00   $   .30
One (1)

Stock Option Agreement    Common Shares      1,775,000 [4]          $0.086   $   152,650.00   $ 38.16
Seventeen (17)

Stock Option Agreement    Common Shares        250,000 [4]          $0.083   $    20,750.00   $  5.19
One (1)

Stock Option Agreement    Common Shares        750,000 [4]          $0.041   $    30,750.00   $  7.69
Two (2)

Stock Option Agreement    Common Shares        925,000 [4]          $0.037   $    34,225.00   $  8.56
Eleven (11)

Warrant Agreements        Common Shares        500,000              $0.160   $   80,000.00    $ 20.00
Four (4)

Warrant Agreements        Common Shares        250,000              $0.086   $   21,500.00    $  5.38
One (1)

Warrant Agreements        Common Shares      1,000,000              $0.076   $   76,000.00    $ 19.00
One (1)

Warrant Agreements        Common Shares        283,334              $0.060   $   17,000.04    $  4.25
Three (3)

Warrant Agreements        Common Shares         45,704              $0.109   $    4,981.74    $  1.25
One (1)

Warrant Agreement         Common Shares      5,000,000              $0.037   $  185,000.00    $ 46.25
One (1)

Services Contracts       Common Shares      16,659,651 [1]          $0.037   $  616,407.08    $154.10
Seven (7)

TOTAL                                       71,763,689                       $2,447,563.86    $611.19

----------

(Footnotes)

[1]   Calculated pursuant to Rule 457(h).
[2]   Shares subject to options not yet granted pursuant to such Plan.
[3] Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of shares as may become subject to option under such Plan as a result of the adjustment provisions thereof.
[4]   Shares subject to options previously granted pursuant to such Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

ITEM 2. REGISTRANT INFORMATION

      The information required by Items 1 and 2 of Part I are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents of Vertical Computer Systems, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

      2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual Report on Form 10-K.

      In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold, or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

      NOT APPLICABLE.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      NOT APPLICABLE.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and expect that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that such court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

      The Seventh Article of the Company's Certificate of Incorporation provides that a director of the corporation shall not be personally liable for monetary damages to the corporation or its stockholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law and (iv) for any transaction from which the director derives and improper personal benefit.

Section 145 of the Delaware General Corporation Law permits a corporation to maintain insurance to protect itself and any director, officer, employee or agent of the corporation. The Company presently maintains in effect a liability insurance policy covering officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

      See the Index to Exhibits at Page 8 of this Registration Statement.

ITEM 9. UNDERTAKINGS

      A. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 12th day of July, 2001

                                             VERTICAL COMPUTER SYSTEMS, INC.


                                             BY:       /s/ Richard Wade
                                                 -------------------------------
                                                          RICHARD WADE
                                                            PRESIDENT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 12th day of July 2001.

SIGNATURE                                            TITLE
---------                                            -----

 /s/ RICHARD WADE                               PRESIDENT AND DIRECTOR
-------------------------------
RICHARD WADE

 /s/ WILLIAM MILLS                              DIRECTOR
-------------------------------
WILLIAM MILLS

 /s/ STEVEN GUNN                                CHIEF FINANCIAL OFFICER
-------------------------------
STEVEN GUNN

                                INDEX TO EXHIBITS

EXHIBIT NUMBER               DESCRIPTION
--------------               -----------

4.1                   1999 Stock Option Plan

4.2                   Incentive Stock Option Agreement
                      between Registrant and Ujjwal Bhowmik
                      dated December 17, 1999.

4.3                   Incentive Stock Option Agreement
                      between Registrant and Juan Caballero
                      dated December 17, 1999.

4.4                   Incentive Stock Option Agreement
                      between Registrant and Tawee Ekundomsin
                      dated December 17, 1999.

4.5                   Incentive Stock Option Agreement
                      between Registrant and John R. Feeney
                      dated December 20, 1999.

4.6                   Non-Statutory Stock Option Agreement
                      between Registrant and Julie M. Holmes
                      dated December 20, 1999.

4.7                   Incentive Stock Option Agreement
                      between Registrant and Laurent H. Tetard dated December 18, 1999.

4.8                   Non-Statutory Stock Option Agreement
                      between Registrant and Andre Bertrand
                      dated December 16, 1999.

4.9                   Non-Statutory Stock Option Agreement
                      between Registrant and Jeff Davison
                      dated December 16, 1999.

4.10                  Non-Statutory Stock Option Agreement
                      between Registrant and Bee C. Lavery
                      dated December 16, 1999.

4.11                  Non-Statutory Stock Option Agreement
                      between Registrant and Donn F. Morey
                      dated December 16, 1999.

4.12                  Incentive Stock Option Agreement
                      between Registrant and Steve Lu
                      dated December 19,2000.

4.13                  Incentive Stock Option Agreement
                      between Registrant and Ujjwal Bhowmik
                      dated February 5, 2001.

4.14                  Incentive Stock Option Agreement
                      between Registrant and Juan Caballero
                      dated February 5, 2001.

4.15                  Incentive Stock Option Agreement
                      between Registrant and Tawee Ekundomsin
                      dated February 5, 2001.

4.16                  Incentive Stock Option Agreement
                      between Registrant and John R. Feeney
                      dated February 5, 2001.

4.17                  Incentive Stock Option Agreement
                      between Registrant and Laurent H. Tetard dated February 5, 2001.

4.18                  Incentive Stock Option Agreement
                      between Registrant and Diane Castillo
                      dated February 5, 2001.

4.19                  Incentive Stock Option Agreement
                      between Registrant and Carlos Lomheim
                      dated February 5, 2001.

4.20                  Incentive Stock Option Agreement
                      between Registrant and Alex Federico
                      dated February 5, 2001.

4.21                  Incentive Stock Option Agreement
                      between Registrant and Jeannifer Caldona dated February 5, 2001.

4.22                  Incentive Stock Option Agreement
                      between Registrant and Geoffrey Golliher dated February 5, 2001.

4.23                  Incentive Stock Option Agreement
                      between Registrant and Feng Yu (Frank) Zhou dated February 5, 2001.

4.24                  Incentive Stock Option Agreement
                      between Registrant and Jennifer Kim
                      dated February 5, 2001.

4.25                  Incentive Stock Option Agreement
                      between Registrant and Daniela Moura
                      dated February 5, 2001.

4.26                  Incentive Stock Option Agreement
                      between Registrant and James Kim
                      dated February 5, 2001.

4.27                  Non-Statutory Stock Option Agreement
                      between Registrant and Gary Freeman
                      dated February 14, 2001.

4.28                  Non-Statutory Stock Option Agreement
                      between Registrant and William Mills
                      dated February 5, 2001.

4.29                  Incentive Stock Option Agreement
                      between Registrant and Richard Wade
                      dated February 5, 2001.

4.30                  Non-Statutory Stock Option Agreement
                      between Registrant and Terry Washburn
                      dated February 5, 2001.

4.31                  Non-Statutory Stock Option Agreement
                      between Registrant and Vijay Amritraj
                      dated June 5, 2001.

4.32                  Non-Statutory Stock Option Agreement
                      between Registrant and Munish Gupta
                      dated June 5, 2001.

4.33                  Incentive Stock Option Agreement
                      between Registrant and Tawee Ekundomsin
                      dated June 15, 2001.

4.34                  Incentive Stock Option Agreement
                      between Registrant and John R. Feeney
                      dated June 15, 2001.

4.35                  Incentive Stock Option Agreement
                      between Registrant and Laurent Tetard
                      dated June 15, 2001.

4.36                  Incentive Stock Option Agreement
                      between Registrant and Diane Castillo
                      dated June 15, 2001.

4.37                  Incentive Stock Option Agreement
                      between Registrant and Geoffrey Golliher dated June 15, 2001.

4.38                  Incentive Stock Option Agreement
                      between Registrant and Frank Zhou
                      dated June 15, 2001.

4.39                  Incentive Stock Option Agreement
                      between Registrant and Jennifer Kim
                      dated June 15, 2001.

4.40                  Incentive Stock Option Agreement
                      between Registrant and James Kim
                      dated June 15, 2001.

4.41                  Incentive Stock Option Agreement
                      between Registrant and James Kim
                      dated June 15, 2001.

4.42                  Incentive Stock Option Agreement
                      between Registrant and Fabian Marta
                      dated June 15, 2001.

4.43                  Incentive Stock Option Agreement
                      between Registrant and Daniela Moura
                      dated June 15, 2001.

4.44                  Warrant Agreement between
                      Registrant and Phil Alexander
                      dated October 23, 2000.

4.45                  Warrant Agreement between
                      Registrant and Phil Alexander
                      dated October 23, 2000.

4.46                  Warrant Agreement between
                      Registrant and Michael Blum
                      dated October 23, 2000.

4.47                  Warrant Agreement between
                      Registrant and Michael Blum
                      dated October 23, 2000.

4.48                  Warrant Agreement between
                      Registrant and Gary Blum
                      dated February 5, 2001.

4.49                  Warrant Agreement between
                      Registrant and Donald P. Hateley
                      dated March 5, 2001.

4.50                  Warrant Agreement between
                      Registrant and Robert Wagman
                      dated May 1, 2001.

4.51                  Warrant Agreement between
                      Registrant and Robert Wagman
                      dated June 1, 2001.

4.52                  Warrant Agreement between
                      Registrant and Mark Kellner
                      dated January 18, 2001.

4.53                  Warrant Agreement between
                      Registrant and Stephen Gunn
                      dated April 9, 2001.

4.54                  Warrant Agreement between
                      Registrant and Gary L. Blum
                      Dated June 15, 2001.

5.1                   Opinion of Law Offices of Gary L. Blum

10.1                  Agreement between
                      Registrant and Xatnu, Inc.
                      dated October 16, 2000.

10.2                  Agreement between
                      Registrant and Xatnu, Inc.
                      dated June 29, 2001.

10.3                  Agreement between
                      Registrant and Parker Mills Patel.
                      dated June 29, 2001.

10.4                  Agreement between
                      Registrant and Franklin Financial
                      dated July 9, 2001.

10.5                  Agreement between
                      Registrant and Gary L. Blum, Esq.
                      dated July 10, 2001.

10.6                  Agreement between
                      Registrant and Taurus Global, LLC
                      dated July 9, 2001.

10.7                  Agreement between
                      Registrant and M.S. Farrell & Co., Inc.
                      dated July 9, 2001.

23.1                  Consent of Law Offices of Gary L. Blum
                      (Included in Exhibit 5.1)

23.2                  Consent of BDO Seidman, LLP